Exhibit 10.47

SIRVA, INC.

2013 STOCK INCENTIVE PLAN

DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

This Director Non-Qualified Stock Option Agreement (“Agreement”) is made and entered into as of the Date of Grant indicated below by and between SIRVA, Inc., a Delaware corporation (the “Company”), and the person named below as Optionee.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND ARE SUBJECT TO (A) A STOCKHOLDERS’ AGREEMENT AMONG SIRVA, INC. AND THE STOCKHOLDERS PARTIES THERETO AND (B) A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND CERTAIN HOLDERS OF REGISTRABLE COMMON STOCK (AS THAT TERM IS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. NO DIRECT OR INDIRECT TRANSFER, SALE, OFFER, ASSIGNMENT, EXCHANGE, DISTRIBUTION, MORTGAGE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT AND REGISTRATION RIGHTS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE COMPANY HAS BEEN FURNISHED EITHER WITH AN OPINION REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER, SALE, OFFER, ASSIGNMENT, EXCHANGE, DISTRIBUTION, MORTGAGE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE MADE WITHOUT REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS OR WITH THE CERTIFICATE SPECIFIED IN SECTION 4.1 OF SUCH STOCKHOLDERS’ AGREEMENT, IF APPLICABLE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.

Director Non-Qualified Option Agreement

WHEREAS, Optionee is an eligible participant in the Company’s 2013 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, the committee of the Board of Directors of the Company (the “Board”) administering the Plan (the “Committee”) has approved the grant to Optionee of an option to purchase shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1. Grant of Option; Certain Terms and Conditions. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the “Option Shares”) at the Exercise Price per share indicated below, which option shall expire at 5:00 o’clock p.m., Illinois time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the “Option”). Subject to the Optionee’s continuous service with the Company through each such date, on each of the first, second, third, fourth and fifth anniversaries of                     .         , the Option shall become exercisable to purchase, and shall vest with respect to, that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Vesting Rate indicated below.

Optionee:

Date of Grant:

Number of shares purchasable:

Exercise Price per share:	$200

Expiration Date:	February 12, 2023

Vesting Rate:	20%

The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

2. Acceleration and Termination of Option.

(a) Change of Control and Other Events Causing Acceleration of Option.

All Options shall become fully exercisable immediately prior to (i) a Change of Control of the Company, (ii) a sale of all or substantially all of the assets, in a single or a series of related transactions, of the Company or the Aurora Entity, or (iii) the dissolution or liquidation of the Company, in each such case, while Optionee is employed by the Company. In addition, the Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

Director Non-Qualified Option Agreement

(b) Termination of Service.

(i) Termination for Any Reason Other Than Retirement, Death or Disability. In the event that Optionee shall experience a Termination of Service for any reason other than due to Optionee’s Retirement, death or Disability, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Service shall terminate as of the date of such Termination of Service, and (B) the vested portion of the Option shall terminate as of the earlier of (x) the date that is thirty (30) days following the date of such Termination of Service, and (y) the expiration date of the Option.

(ii) Retirement; Death or Disability. In the event that Optionee shall Retire, die or become Disabled (as defined below), then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Service shall terminate as of the date of such Termination of Service and (B) the vested portion of the Option shall terminate as of the earlier of (x) the date that is ninety (90) days following the date of such Termination of Service, and (y) the expiration date of the Option.

(c) Other Events Causing Termination of Option. Notwithstanding anything to the contrary in this Agreement, unless otherwise determined by the Board of Directors, the Option shall terminate upon (i) the consummation of the dissolution or liquidation of the Company, (ii) a Change of Control of the Company, or (iii) a sale of all or substantially all of the assets, in a single or a series of related transactions, of the Company; provided, however, that no such termination shall occur until the Company shall have provided Optionee with reasonable notice of such pending termination and Optionee shall have been provided reasonable opportunity to exercise the Option, as such Option may be accelerated pursuant to Section 2(a) hereof.

3. Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(c) hereof, the Committee shall make appropriate and proportionate adjustments in the Exercise Price per share and/or the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option.

4. Exercise. The Option shall be exercisable during Optionee’s lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee’s death only by the person or entity entitled to do so under Optionee’s last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the “Purchased Shares”) and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company;

Director Non-Qualified Option Agreement

provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise), or (ii) by a reduction in the amount of Purchased Shares or other property otherwise issuable pursuant to such Option (such reduction to be valued on the basis of the aggregate Fair Market Value, on the date of exercise, of the additional Purchased Shares that would have been delivered to Optionee upon exercise of the Option), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

5. Stockholders’ Agreement. As of the Date of Grant, Optionee shall execute and agree to be bound by the terms of that certain Stockholders’ Agreement among the Company and certain of its stockholders, dated as of February 12, 2013, as amended from time to time (the “Stockholders’ Agreement”).

6. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check or other property acceptable to the Secretary of the Company in his sole discretion; and, if Optionee fails to make such payment, the Company is authorized by Optionee to withhold from any payments then or thereafter payable to Optionee, any such amounts or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. The Committee may, in its sole discretion, allow Optionee to pay any such amounts through the surrender of whole shares of Common Stock or by having the Company withhold whole shares of Common Stock otherwise issuable upon the exercise of this Option. Any such shares surrendered or withheld shall be valued at the aggregate Fair Market Value, on the date surrendered or withheld, equal to the sums required to be withheld as of the date on which the amount of tax to be withheld is determined.

7. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company, 700 Oakmont Lane, Westmont, Illinois 60559, Attention: Vice President, General Counsel Corporate, with a copy to Aurora Capital Group, 10877 Wilshire Boulevard, Suite 2100, Los Angeles, California 90024, Attention: General Counsel, with a further copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, Attention: Scott J. Calfas and Candice S. Choh, or to Optionee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as Optionee may designate by written notice in the manner aforesaid.

Director Non-Qualified Option Agreement

8. Compliance with Legal Requirements.

(a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Act”), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

(b) Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to the Stockholders’ Agreement. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

(c) The failure or inability of the Company to obtain from any Governmental Authority the authority considered by counsel to the Company to be necessary or useful for the lawful issuance of any Option Shares pursuant to the Option or for their subsequent transfer shall relieve the Company of any liability for failing to issue those Option Shares or permitting their transfer.

9. Nontransferability. Neither the Option nor any interest therein may be Transferred in any manner other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Company shall, in its sole discretion, have the authority to pledge its interest in the Option and/or the shares of Common Stock subject to the Option. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Plan. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

11. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

Director Non-Qualified Option Agreement

12. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

13. Definitions.

“Affiliate” means, when used with respect to a specific person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Aurora Entity” means Commercial Finance Services 110-A LLC, a Delaware limited liability company.

“Board of Directors” means, with respect to any person, (i) in the case of a corporation, the board of directors of such person, (ii) in the case of any limited liability company which is manager managed, the board of managers of such person and in the case of a limited liability company which is member managed, the members of such person, (iii) in the case of any partnership, the board of directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Change of Control” means:

(A) at any time any person (other than the Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Company representing more than 50% of the voting power of the total outstanding Voting Stock of the Company; or

(B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the Company, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have the meanings correlative thereto.

Director Non-Qualified Option Agreement

“Disabled” or “Disability” means the occurrence of an event or events that renders Optionee unable to perform the essential functions of his position, even with reasonable accommodation.

“Equity Interest” means, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the date hereof, but excluding debt securities convertible or exchangeable into such equity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Permitted Holders”: means the collective reference to the following:

(A) Aurora Resurgence Fund L.P., a Delaware limited partnership, Aurora Resurgence Fund (C) L.P., a Delaware limited partnership and Aurora Resurgence Fund (NB) L.P., a Delaware limited partnership (together, the “Limited Partnerships”), and Commercial Finance Services 110-A LLC, a Delaware limited liability company;

(B) Aurora Resurgence Capital Partners LLC, a Delaware limited liability company (the “General Partner”);

(C) any limited partners of the Limited Partnerships, any limited partners of the General Partner or any Controlled investment Affiliate of such limited partners, provided that any such limited partner or Controlled investment Affiliate, in each case, grants an irrevocable proxy to any of the Limited Partnerships or the General Partner with respect to any and all matters regarding the Company and its subsidiaries;

(D) Aurora Resurgence Management Partners LLC, a Delaware limited liability company (“ARMP”);

(E) any managing director, consultant or employee of ARMP, provided that any such managing director, consultant or employee grants an irrevocable proxy to any of the Limited Partnerships or the General Partner with respect to any and all matters regarding the Company and its subsidiaries;

Director Non-Qualified Option Agreement

(F) any member of the Advisory Board of ARMP, provided that any such member grants an irrevocable proxy to any of the Limited Partnerships or the General Partner with respect to any and all matters regarding the Company and its subsidiaries;

(G) any Affiliate of ARMP, provided that any such Affiliate grants an irrevocable proxy to any of the Limited Partnerships or the General Partner with respect to any and all matters regarding the Company and its subsidiaries; or

(H) any investment fund or other entity controlled by or under common control with ARMP or the principals that control ARMP.

“person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Retire” or “Retirement” means: (i) any termination of the Optionee’s service as a director of the Company other than for cause (as determined by the Board in its sole discretion) after the Optionee has attained sixty-five (65) years of age and completed a total of five (5) or more consecutive years of service as a director of the Company; or (ii) a retirement approved by the Board.

“Termination of Service” means ceasing to serve as a director of the Company, except that service as a full-time employee of the Company or any of its subsidiaries shall constitute continued service with respect to the Option.

“Voting Stock” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

14. Optionee Address. Optionee represents that the address set forth on the signature page hereto is Optionee’s true and correct address, and acknowledges that the Company is relying upon such representations for securities law purposes.

15. Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

16. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Optionee and his or her heirs and personal representatives.

17. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Director Non-Qualified Option Agreement

18. Further Assurances. Optionee hereby agrees to do such further acts and things and to execute and deliver to the Company such additional conveyances, assignments, agreements, certificates and instruments as the Company from time to time may reasonably require or deem reasonably advisable to carry into effect this Agreement or to further assure and confirm unto the Company the rights, powers and remedies intended to be granted hereunder or under the Plan.

Director Non-Qualified Option Agreement

IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

SIRVA, INC.,
a Delaware corporation

By:

Name:	David Chameli
Title:	Corporate Secretary

OPTIONEE:

SSN-

Signature Page to Director Non-Qualified Stock Option Agreement